Exhibit 23 (a)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-58512 of Allstate Life Insurance Company of New York on Form S-3 of our report dated February 4, 2004, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 2003.



/s/ Deloitte & Touche LLP

Chicago, Illinois
April 9, 2004